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                                                                    EXHIBIT 23.3

                                  [LETTERHEAD]

                         CONSENT OF RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS


     We hereby consent to the use of our summary letter report dated February 1, 1994 related to the reserves attributable to the interests of Santa Fe Energy Trust as of December 31, 1993, a copy of which is included as a part of this Registration Statement, and to the references to our firm included in this Registration Statement on Form S-3.


                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas

February 2, 1994